As filed with the Securities and Exchange commission on May 16, 2011
Registration No. 33-84728
Registration No. 333-25981

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT NO. 33-84728

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT NO. 333-25981
UNDER THE SECURITIES ACT OF 1933

Gaming Partners International Corporation
(Exact name of registrant as specified in its charter)

Nevada	88-0310433
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1700 Industrial Road, Las Vegas, Nevada	89102
(Address of principal executive offices)	(Zip Code)

Paul-Son Gaming Corporation 1994 Long-Term Incentive Plan
(Full title of the plan)

Gerald W. Koslow Chief Financial Officer Gaming Partners International Corporation 1700 Industrial Road Las Vegas, Nevada 89102
(Name, address and telephone number, including area code, of agent for service)

Copies to:
John C. Jeppsen Michael S. Shalmy Greenberg Traurig, LLC 3773 Howard Hughes Parkway Suite 400 North Las Vegas, Nevada 89169 Phone: (702) 792-3773 Fax: (702) 792-9002

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

TERMINATION OF REGISTRATION

These post-effective amendments relate to the following Registration Statements of Gaming Partners International Corporation, a Nevada corporation (the “Company”) on Form S-8 (collectively, the “Registration Statements”):

•
Registration Statement No. 33-84728, registering 500,000 shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), issuable pursuant to the Company’s 1994 Long-Term Incentive Plan (the “Plan”), which was filed with the Securities and Exchange Commission (the “SEC”) on October 4, 1994; and

•	Registration Statement No. 333-25981, registering 500,000 shares of Common Stock, issuable pursuant to the Plan, which was filed with the SEC on April 28, 1997.

The Plan has terminated and all rights to purchase Common Stock under the Plan have been exercised or have expired.  Accordingly, pursuant to the undertaking contained in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold, the Company is filing these post-effective amendments to the Registration Statements to deregister all the shares of Common Stock covered by the Registration Statements which remain unissued as of the date of this filing (369,450 shares).  Upon effectiveness hereof, no shares of Common Stock will remain registered under the Registration Statements for issuance under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these post-effective amendments to the registration statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Macau S.A.R China, on this 10th day of May, 2011.

Gaming Partners International Corporation

By:	/s/ Gregory S. Gronau
Gregory S. Gronau
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, these post-effective amendments to the registration statements on Form S-8 have been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Gregory S. Gronau	Director, President and Chief Executive Officer	May 10, 2011
Gregory S. Gronau	(Principal Executive Officer)

/s/ Gerald W. Koslow	Chief Financial Officer	May 10, 2011
Gerald W. Koslow	(Principal Financial and Accounting Officer)

/s/ Eric P. Endy	Director	May 10, 2011
Eric P. Endy

/s/ Martin A. Berkowitz	Director	May 10, 2011
Martin A. Berkowitz

/s/ Alain Thieffry	Director	May 10, 2011
Alain Thieffry

/s/ Charles R. Henry	Director	May 10, 2011
Charles R. Henry

/s/ Robert J. Kelly	Director	May 10, 2011
Robert J. Kelly

/s/ Jean-Francois Lendais	Director	May 10, 2011
Jean-Francois Lendais